36203472

[EXECUTION COPY]

ASSUMPTION AGREEMENT


ASSUMPTION AGREEMENT, dated as of November 4, 1996, by and between Schwarz Pharma, Inc., a Delaware corporation (the
"Seller"), and Cypros Pharmaceutical Corporation, a California corporation (the "Buyer"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Asset Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the provisions of that certain Asset Purchase Agreement, dated as of October 31, 1996 (the "Asset Purchase Agreement"), by and between the Seller and the Buyer,
(i) the Seller is to sell, assign, transfer, convey and deliver, and the Buyer is to purchase, acquire and accept, the Seller's right, title and interest in and to certain Assets and (ii) the Seller is to assign, transfer and set over, and the Buyer is to assume and pay, perform and discharge, the Assumed Liabilities; and

WHEREAS, the Buyer seeks to acquire the interests of the Seller in and to the Assets and the Assumed Liabilities, and the Seller desires to be released from any and all further obligations thereunder;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The Buyer hereby assumes, and agrees to pay, perform and discharge as and when they become due, the Assumed
Liabilities.

2. This Assumption Agreement shall be binding on and inure to the benefit of the Seller and the Buyer and their respective successors and assigns.

3. This Assumption Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed as of the date and year first above written.


SCHWARZ PHARMA, INC.
(Signature)
Name/Title



CYPROS PHARMACEUTICAL CORPORATION
(Signature)
Name/Title